UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2013

BERKSHIRE HOMES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-171423

Nevada	68-0680858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number including area code:  (602) 387-5393

_________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 9, 2013, Berkshire Homes, Inc. (the “Company”)  issued 6,250,000 shares of common stock, $0.0001 par value per share (the “Common Shares”) to the holder (the “Note Holder”) of four 16% promissory notes with an aggregate principal amount of $500,000 (collectively, the “Notes”) pursuant to the terms of a Conversion Agreement (the “Agreement”).  Pursuant to the terms of the Agreement, the Note Holder agreed to convert all accrued but unpaid interest on the Notes as of July 9, 2013, into 6,250,000 Common Shares (the “Interest Conversion”).

The foregoing is not a complete summary of the Interest Conversion as is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

The Common Shares were issued to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Form of Conversion Agreement dated July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HOMES, INC.

Date: July 11, 2013	By:	/s/ Llorn Kylo
Llorn Kylo
CEO, CFO, Secretary, Treasurer and Director